Exhibit 5.1

March 25, 2026

Board of Directors

CIMG Inc.

Room R2, FTY D, 16/F

Kin Ga Industrial Building,

9 San On Street

Tuen Mun, Hong Kong

Ladies and Gentlemen:

We have acted as special Nevada counsel to CIMG Inc., a Nevada corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-1 (including the Primary Offering Prospectus and the Resale Prospectus which are a part thereof, the “Registration Statement”), with the Securities and Exchange Commission (the “Commission”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of (i) up to 43,000,000 shares of common stock of the Company, par value $0.00001 per share (the “Common Stock”), 11,000,000 of which are presently issued and outstanding and held by the selling stockholders named in the Registration Statement (the “Outstanding Shares”), up to 16,000,000 (the “Resale Note Shares”) of which are issuable upon the exercise of certain convertible notes (the “Resale Convertible Notes”), and up to 16,000,000 (the “Resale Warrant Shares” and with the Outstanding Shares and the Notes Shares, the “Resale Shares”)) of which are issuable upon the exercise of certain amended and restated warrants (the “Resale Warrants”), and all of which may be sold from time to time by selling stockholders named in the Registration Statement (the “Selling Stockholders”), and (ii) up to 900,000,000 units (the “Units”), each consisting of one share of Common Stock, and one warrant to purchase one share of Common Stock in the form attached as an exhibit to the Registration Statement (the “Primary Warrants”), in a direct offering by the Company to certain investors pursuant to a Securities Purchase Agreement in the form attached as an exhibit to the Registration Statement (the “Securities Purchase Agreement”). The shares of Common Stock included in the Units (the “Primary Shares”) will be issued in accordance with the terms of the Securities Purchase Agreement, and the shares of Common Stock issuable upon exercise of the Primary Warrants (the “Primary Warrant Shares”) will be issuable in accordance with the terms of the Primary Warrants. The Resale Shares, the Primary Shares, and the Primary Warrant Shares are collectively referred to herein as the “Shares.”

We have examined originals, or copies certified to our satisfaction, of (i) the Registration Statement, (ii) the transaction documents underlying and related to the Shares (collectively, the “Transaction Documents”), (iii) the Articles of Incorporation of the Company, as amended through the date hereof (the “Articles of Incorporation”), (iv) the Third Amended and Restated Bylaws of the Company, effective March 17, 2022 (the “Bylaws”), and (v) such other corporate records of the Company, agreements and other instruments, certificates of public officials, certificates of officers and representatives of the Company and other documents as we have deemed it necessary as a basis for the opinions hereinafter expressed. The agreements, documents, certificates and instruments identified in (i) through (v) above are referred to herein as the “Documents.” In our examination we have assumed (a) the genuineness of all signatures on the Documents, (b) the legal capacity of natural persons executing the Documents, (c) the authenticity of all Documents submitted to us as originals, (d) the conformity with the original Documents of all Documents submitted to us as copies and the authenticity of the originals of such latter Documents, (e) that the parties to the Documents, other than the Company, had the power, corporate or otherwise, to enter into and perform all obligations thereunder, (f) other than with respect to the Company, the due authorization by all requisite action, corporate or other, of the Documents, (g) the execution, delivery, and performance by all parties of the Documents; and (h) that all Documents are valid, binding, and enforceable against the parties thereto, including the Company. We have also assumed if any Shares are issued in certificated form, stock certificates evidencing such Shares, in the form of the specimen stock certificate provided to us, will be duly executed and delivered by the authorized officers of the Company and will have been duly countersigned by the Company’s transfer agent and registrar and duly registered on the books and records of the Company by the transfer agent and registrar of the Common Stock, or if issued in uncertificated form, valid book-entry notations will be been made and duly registered on the books and records of the Company by the transfer agent and registrar, in each case, in the name or on behalf of the holders of such Shares and in accordance with the provisions of the Articles of Incorporation and Bylaws, each as amended and then in effect.

As to various questions of fact material to such opinions we have relied upon certifications by officers of the Company and other appropriate persons and statements contained in the Registration Statement and the Transaction Documents. We have further assumed that: (i) the Registration Statement and any amendments thereto, the final prospectuses and any prospectus supplement thereto, will comply with all applicable laws at the time the Shares are offered or sold as contemplated by the Registration Statement, the final prospectuses and any applicable prospectus supplement; (ii) the Shares have been, or will be, as applicable, issued and sold in compliance with the applicable provisions of the Act, and the securities or “blue sky” laws, rules or regulations laws of various states; and, (iii) the Company’s business is as set forth in the Registration Statement under the heading “Our Company.”

Based upon and subject to the foregoing, it is our opinion that:

1. With respect to the Outstanding Shares that may be offered and sold by certain Selling Stockholders pursuant to the Registration Statement, such Outstanding Shares have been duly authorized and are validly issued, fully paid and non-assessable.

2. With respect to the Resale Note Shares that may be offered and sold by certain Selling Stockholders pursuant to the Registration Statement upon the conversion of the underlying Resale Notes prior to such sale as described in the Registration Statement, such Resale Note Shares have been duly authorized and when such Resale Note Shares are issued and sold against payment therefor in accordance with the terms and conditions of the Resale Notes underlying such Resale Note Shares, such Resale Note Shares will be validly issued, fully paid and non-assessable.

3. With respect to the Resale Warrant Shares that may be offered and sold by certain Selling Stockholders pursuant to the Registration Statement upon the exercise of the underlying Resale Warrants prior to such sale as described in the Registration Statement, such Resale Warrant Shares have been duly authorized and when such Resale Warrant Shares are issued and sold against payment therefore in accordance with the terms and conditions of the Resale Warrants underlying such Resale Warrant Shares, such Resale Warrant Shares will be validly issued, fully paid and non-assessable.

4. With respect to the Primary Shares that may be offered and sold pursuant to the Registration Statement, such Primary Shares have been duly authorized and when the Primary Shares are issued and sold against payment thereof in accordance with the terms and conditions of the Securities Purchase Agreement, such Primary Shares will be validly issued, fully paid and non-assessable.

5. With respect to the Primary Warrant Shares that may be offered and sold pursuant to the Registration Statement, such Primary Warrant Shares have been duly authorized and when the Primary Warrant Shares are issued and sold against payment therefor upon the exercise of the underlying Primary Warrants in accordance with the terms and conditions of the Primary Warrants , such Primary Warrant Shares will be validly issued, fully paid and non-assessable.

We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to and based exclusively on the general corporate laws of the State of Nevada, and we do not purport to be experts on, or to express any opinion with respect to the applicability or effect of, the laws of any other jurisdiction. We express no opinion herein concerning, and we assume no responsibility as to the laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws, rules or regulations, including, without limitation, any federal securities or bankruptcy laws, rules or regulations, any state securities or “blue sky” laws, rules or regulations or any state laws regarding fraudulent transfers. Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention.

This opinion is solely for your benefit and the benefit of persons entitled to rely thereon pursuant to applicable provisions of the Act and the rules and regulations of the Commission promulgated thereunder, in connection with the Registration Statement, and may not be relied upon in any manner or used for any purpose by any other person or entity.

This opinion is issued in the State of Nevada. By issuing this opinion, McDonald Carano LLP (i) shall not be deemed to be transacting business in any other state or jurisdiction other than the State of Nevada and (ii) does not consent to the jurisdiction of any state other than the State of Nevada. Any claim or cause of action arising out of the opinions expressed herein must be brought in the State of Nevada. Your acceptance of this opinion shall constitute your agreement to the foregoing.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations thereunder. This opinion is furnished to you in connection with the Registration Statement and is not to be used, circulated, quoted from or otherwise relied on for any other purpose.

Sincerely,

MCDONALD CARANO LLP